UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 21, 2010

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As reported in Wisconsin Electric Power Company's Form 10-Q for the quarter ended September 30, 2010, effective October 26, 2010, Thomas J. Fischer resigned from the Board of Directors of Wisconsin Electric in order to seek required authorizations from the Federal Energy Regulatory Commission (FERC) in connection with potential interlocking directorships. Mr. Fischer presently serves on the Board of Directors of Actuant Corporation, which in the past has sold equipment to Wisconsin Electric that might be classified by the FERC as electrical equipment. These sales were minimal and made indirectly through third party distributors. Mr. Fischer also serves on the Board of Directors of Regal Beloit Corporation, which, among other things, manufactures equipment that might be classified by the FERC as electrical equipment.

After he received the necessary FERC authorization to serve on Wisconsin Electric's Board, the Wisconsin Electric Board re-elected Thomas J. Fischer to the Board of Directors of Wisconsin Electric effective December 21, 2010. Mr. Fischer was also reappointed to the Audit and Oversight Committee of the Wisconsin Electric Board.

Mr. Fischer remained on the Board of Wisconsin Energy Corporation, the parent company of Wisconsin Electric, during this time.

ITEM 8.01    OTHER EVENTS.

Unit 2 at the Oak Creek expansion, a 615 megawatt coal-fired generating unit, has completed critical performance tests necessary for the unit to be placed into commercial operation. One of these tests is an operability test, which requires the Unit to achieve a minimum availability of 90% over a continuous 15-day period. In addition, Unit 2 has completed the required net capacity and heat rate tests, as well as certain environmental tests.

However, Unit 2 has not been placed into commercial operation because of problems identified with one of two main boiler feed pumps. The boiler feed pumps supply high temperature, high pressure water to the boiler, which turns this water into steam to power the Unit's turbine generator. One of the boiler feed pumps has had high vibration and has also experienced sub-synchronous vibration, which occurs when the frequency of the vibration is different than the rotational speed of the pump. The contractor, Bechtel Power Corporation, is working with the pump manufacturer and has engaged a third party expert to review and correct these issues.

Because of the issues with the boiler feed pump, Unit 2 will not be placed into commercial operation and turned over to us during the fourth quarter of 2010 as we had previously anticipated. Based upon the schedule and information provided by Bechtel, it is expected that Unit 2 will be placed into commercial operation and turned over on or about January 28, 2011.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this report are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include statements concerning the completion of Unit 2 at the Oak Creek expansion, are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements, including adverse weather conditions, shortages of, the inability to obtain or the cost of labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, including diagnosing and fixing the problem with the boiler feed pump, and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in our Form 10-K for the year ended December 31, 2009 and in subsequent reports filed by us with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance", "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should" or similar terms or variations of these terms. We expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 28, 2010	Stephen P. Dickson - Vice President and Controller